UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) November 29, 2004

DEVCON INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

000-07152	59-0671992
(Commission File Number)	(IRS Employer Identification No.)

1350 East Newport Center Drive, Suite 201

Deerfield Beach, Florida 33442

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code (954) 429-1500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 8, 2004, the Company’s Board of Directors approved the following revision to the compensation for the Company’s outside directors to take effect from November 8, 2004 onward: (a) an annual grant of 500 shares of the Company’s common stock; (b) attendance fees of $500.00 per in-person meeting and $250.00 per telephonic meeting attended.

In addition to the foregoing, the Company’s directors currently receive (a) annual compensation of $9,000; (b) an annual fee for the Chairman of the Audit Committee of $2,500; (c) an annual fee for each member of the Audit Committee of $5,000; (d) an annual fee for the Chairman of the Compensation Committee of $2,000; (e) an annual fee for each member of the Compensation Committee of $1,000; (f) an annual fee for the Chairman of the Nominating Committee of $2,000; (g) an annual fee for each member of the Nominating Committee of $1,000; (h) a one-time stock option to purchase 8,000 of the Company’s common stock granted upon becoming a director to outside directors only; (i) a stock option to purchase 1,000 shares of the Company’s common stock granted each subsequent year after the initial grant to outside directors only; and (j) annual compensation of $35,000 paid to the Chairman of the Board.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVCON INTERNATIONAL CORP.

Dated: November 29, 2004	By:	/s/ Jan Norelid
	Name:	Jan Norelid
	Title:	VP Finance and Chief Financial Officer

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